Exhibit 99.1

Xylem

1133 Westchester Ave., White Plains, NY 10604

Tel +1.914.323.5700 Fax +1.914.696.2960

FOR IMMEDIATE RELEASE

Contacts:
Media Tom Glover +1-914-323-5891 Tom.Glover@xyleminc.com	Investors Phil De Sousa +1-914-323-5930 Phil.DeSousa@xyleminc.com

Xylem Inc. reports third quarter 2012 results

Third quarter adjusted net income was $83 million or $0.44 per share; $72 million or $0.38 per share as reported

Third quarter revenue up 3 percent in constant currencies to $931 million; down 1 percent as reported on negative impact of currency translation; emerging market revenue up 9 percent in constant currencies

Gross margin climbs 130 basis points to 40.2 percent as Customer Excellence and cost reduction initiatives drive profitability; adjusted operating margin was 12.9 percent

Company completes second acquisition in 2012 with the purchase of Heartland Pump, bolstering industrial dewatering portfolio

WHITE PLAINS, N.Y., November 1, 2012 – Xylem Inc. (NYSE: XYL), a leading global water technology company focused on solving the world’s most challenging water issues, today reported third quarter revenue of $931 million, up 3 percent on a constant currency basis, down 1 percent as reported from the third quarter 2011. Third quarter net income was $72 million or $0.38 per share, down $0.04 per share from the same period last year. Adjusting for one-time separation costs resulting from the Xylem spinoff from ITT Corporation on October 31, 2011, and special items, net income was $83 million or $0.44 per share, down $0.01 per share over the third quarter 2011 on a normalized basis.*

“As we mark our first anniversary as a stand-alone water company, our performance showcases both the strength of our global portfolio, with 9 percent constant currency revenue growth in the emerging markets, and our strategic focus on margin expansion through the execution of our Customer Excellence sales initiative and cost discipline,” said Gretchen McClain, President and Chief Executive Officer of Xylem. “We’re also seeing the benefit of our investments in acquisitions. Just last week we completed the purchase of Heartland Pump, which expands our

*	The 2011 normalized earnings per share reflect adjustments (including interest expense, stand-alone costs, and special tax items) to our GAAP results to better illustrate year-over-year performance. The normalized earnings are intended to give a representation of our performance had Xylem been a stand-alone company in 2011.

U.S. reach in dewatering rental and service, and grows our presence in industrial markets. And our two other recent acquisitions, YSI and MJK Automation, both continue to perform well and help establish our Analytics business as a long-term growth platform.”

McClain said the company continues to move forward with restructuring and realignment initiatives, and now foresees approximately $20 million in aggregated costs during 2012 to position the business for future growth. The company maintains its outlook for full-year 2012 revenue of $3.8 billion, and has revised the mid-point of its 2012 earnings guidance to $1.76 from $1.77 per share to reflect the $0.01 per share dilutive impact of the Heartland Pump acquisition.

Business Segment Results

Water Infrastructure

Xylem’s Water Infrastructure businesses provide equipment and services focused on the transport, treatment and testing of water and wastewater in the public utility and industrial markets.

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Third quarter 2012 segment revenue was $595 million, up 7 percent in constant currencies, and up 2 percent as reported, with growth in public utility activity in all regions more than offsetting weakness in industrial.

•	Third quarter adjusted segment operating margin was 15.0 percent. Stand-alone costs negatively impacted operating margin 50 basis points for the third quarter of 2012.

Applied Water

Xylem’s Applied Water businesses provide equipment and services in the residential and commercial building services, general industrial and agricultural markets.

•

Third quarter 2012 segment revenue was $350 million, down 2 percent in constant currencies, and 5 percent as reported, reflecting comparison to a particularly strong third quarter 2011, and ongoing weakness in commercial building services.

•	Third quarter adjusted segment operating margin was 12.6 percent. Stand-alone costs negatively impacted operating margin 60 basis points for the third quarter of 2012.

More detail available

Supplemental information on Xylem’s third quarter earnings and reconciliations for certain non-GAAP items is posted at investors.xyleminc.com.

About Xylem

Xylem (NYSE: XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad

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applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Launched in 2011 from the spinoff of the water-related businesses of ITT Corporation, Xylem is headquartered in White Plains, N.Y., with 2011 annual revenues of $3.8 billion and 12,500 employees worldwide. In 2012, Xylem was named to the Dow Jones Sustainability World Index for advancing sustainable business practices and solutions worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all — that which occurs in nature. For more information, please visit us at www.xyleminc.com.

Forward-Looking Statements

This document contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements about the separation of Xylem Inc. (the “Company”) from ITT Corporation, the terms and the effect of the separation, the nature and impact of the separation, capitalization of the Company, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to orders, sales, operating margins and earnings per share growth, and statements expressing general views about future operating results — are forward-looking statements.

Caution should be taken not to place undue reliance on any such forward-looking statements because they involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those set forth in Item 1A in our Annual Report on Form 10-K, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

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XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED INCOME STATEMENTS (Unaudited)

(in millions, except per share data)

	Three Months		Nine Months
For the periods ended September 30,	2012	2011	2012	2011
Revenue	$931	$939	$2,822	$2,800
Cost of revenue	557	574	1,702	1,719

Gross profit	374	365	1,120	1,081
Selling, general and administrative expenses	231	215	682	643
Research and development expenses	24	23	80	73
Restructuring and asset impairment charges, net	4	2	4	2
Separation costs	4	46	15	67

Operating income	111	79	339	296
Interest expense	14	1	41	2
Other non-operating income, net	3	4	1	5

Income before taxes	100	82	299	299
Income tax expense	28	5	75	72

Net income	$72	$77	$224	$227

Earnings per share:
Basic	$0.39	$0.42	$$1.20	$1.23
Diluted	$0.38	$0.42	$$1.20	$1.23
Weighted average number of shares:
Basic	185.9	184.6	185.7	184.6
Diluted	186.3	184.6	186.2	184.6
Dividends declared per share	$0.1012	$—	$0.3036	$—

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except per share amounts)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$424	$318
Receivables, less allowances for discounts and doubtful accounts of $33 and $37 in 2012 and 2011, respectively	801	756
Inventories, net	467	426
Prepaid and other current assets	106	97
Deferred income tax assets	36	45

Total current assets	1,834	1,642

Property, plant and equipment, net	464	463
Goodwill	1,621	1,610
Other intangible assets, net	485	505
Other non-current assets	192	173

Total assets	$4,596	$4,393

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$316	$322
Accrued and other current liabilities	456	490
Short-term borrowings and current maturities of long-term debt	13	5

Total current liabilities	785	817

Long-term debt	1,199	1,201
Accrued postretirement benefits	319	316
Deferred income tax liability	170	165
Other non-current accrued liabilities	69	67

Total liabilities	2,542	2,566

Commitments and contingencies Stockholders’ equity:
Common Stock – authorized 750.0 shares, par value $0.01 per share:
Issued 186.0 shares and 184.6 shares in 2012 and 2011, respectively	2	2
Capital in excess of par value	1,699	1,663
Retained earnings	206	40
Treasury stock – at cost 0.2 shares and 0 shares in 2012 and 2011, respectively	(6)	—
Accumulated other comprehensive income	153	122

Total stockholders’ equity	2,054	1,827

Total liabilities and stockholders’ equity	$4,596	$4,393

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

For the nine months ended September 30,	2012	2011
Operating Activities
Net income	$224	$227
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103	104
Share-based compensation	16	7
Non-cash separation costs	—	8
Restructuring and asset impairment charges	4	2
Payments for restructuring	—	(7)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(33)	(58)
Changes in inventories	(33)	(40)
Changes in accounts payable	(7)	(31)
Changes in accrued liabilities	(30)	14
Changes in accrued taxes	1	4
Net changes in other assets and liabilities	(14)	18
Other, net	(1)	4

Net Cash - Operating activities	230	252

Investing Activities
Capital expenditures	(81)	(79)
Acquisitions, net of cash required	(12)	(309)
Proceeds from the sale of property, plant and equipment	4	9
Other, net	—	2

Net Cash - Investing activities	(89)	(377)

Financing Activities
Net transfer to former parent	(9)	(1,012)
Issuance of short-term debt	12	5
Issuance of senior notes, net of discount	—	1,189
Principal payments of debt and capital lease obligations	(6)	—
Purchase of common stock	(4)	—
Proceeds from exercise of employee stock options	22	—
Dividends paid	(56)	—

Net Cash - Financing activities	(41)	182

Effect of exchange rate changes on cash	6	(4)

Net change in cash and cash equivalents	106	53
Cash and cash equivalents at beginning of year	318	131

Cash and cash equivalents at end of year	$424	$184

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$38	$—
Income taxes (net of refunds received)	$76	$37

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of foreign currency fluctuations, intercompany transactions, and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude for non-recurring separation costs associated with the Xylem spin-off from ITT Corporation as well as non-recurring restructuring and realignment costs.

“Adjusted Operating Income”, “Adjusted Segment Operating Income”, and “Adjusted EPS” defined as operating income and earnings per share, adjusted to exclude non-recurring separation costs associated with the Xylem spin-off from ITT Corporation, non-recurring restructuring and realignment costs and tax-related special items.

“Normalized EPS” defined as adjusted earnings per share, as well as adjustments to reflect the incremental current period amount of interest expense and stand alone costs in the prior comparable period.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Order Growth

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (B + D) / A
	Orders	Orders	Change 2012 v. 2011	% Change 2012 v. 2011	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2012 v. 2011	% Change Adj. 2012 v. 2011
	2012	2011
Nine Months Ended September 30

Xylem Inc.	2,856	2,942	(86)	-2.9%	(88)	108	—	(66)	-2.2%	0.7%

Water infrastructure	1,819	1,865	(46)	-2.5%	(88)	82	—	(52)	-2.8%	1.9%
Applied Water	1,086	1,122	(36)	-3.2%	—	30	(8)	(14)	-1.2%	-0.5%

Quarter Ended September 30, 2012

Xylem Inc.	882	966	(84)	-8.7%	(21)	39	—	(66)	-6.8%	-4.7%

Water infrastructure	564	621	(57)	-9.2%	(21)	29	—	(49)	-7.9%	-4.5%
Applied Water	334	358	(24)	-6.7%	—	12	(5)	(17)	-4.7%	-3.4%

Quarter Ended June 30

Xylem Inc.	970	998	(28)	-2.8%	(30)	51	—	(7)	-0.7%	2.3%

Water infrastructure	617	632	(15)	-2.4%	(30)	40	—	(5)	-0.8%	4.0%
Applied Water	370	383	(13)	-3.4%	—	13	(2)	(2)	-0.5%	0.0%

Quarter Ended March 31

Xylem Inc.	1,004	978	26	2.7%	(37)	18	—	7	0.7%	4.5%

Water infrastructure	638	612	26	4.2%	(37)	13	—	2	0.3%	6.4%
Applied Water	382	381	1	0.3%	—	5	(1)	5	1.3%	1.6%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (B + D) / A
	Revenue	Revenue	Change 2012 v. 2011	% Change 2012 v. 2011	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2012 v. 2011	% Change Adj. 2012 v. 2011
	2012	2011
Nine Months Ended September 30

Xylem Inc.	2,822	2,800	22	0.8%	(87)	101	—	36	1.3%	4.4%

Water infrastructure	1,788	1,737	51	2.9%	(87)	75	—	39	2.2%	7.3%
Applied Water	1,078	1,108	(30)	-2.7%	—	30	(3)	(3)	-0.3%	0.0%

Quarter Ended September 30, 2012

Xylem Inc.	931	939	(8)	-0.9%	(21)	38	—	9	1.0%	3.2%

Water infrastructure	595	584	11	1.9%	(21)	28	—	18	3.1%	6.7%
Applied Water	350	368	(18)	-4.9%	—	12	(2)	(8)	-2.2%	-1.6%

Quarter Ended June 30

Xylem Inc.	966	971	(5)	-0.5%	(32)	49	—	12	1.2%	4.5%

Water infrastructure	609	602	7	1.2%	(32)	37	(1)	11	1.8%	7.3%
Applied Water	373	385	(12)	-3.1%	—	13	(1)	—	0.0%	0.3%

Quarter Ended March 31

Xylem Inc.	925	890	35	3.9%	(34)	14	—	15	1.7%	5.5%

Water infrastructure	584	551	33	6.0%	(34)	10	1	10	1.8%	7.8%
Applied Water	355	355	—	0.0%	—	5	—	5	1.4%	1.4%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

For The Three and Nine Months Ended September 30, 2012 & 2011

($ Millions, except per share amounts)

	Q1 2012	Q2 2012	Q3 2012	YTD 2012
Net Income	63	89	72	224
Separation Costs, Net of Tax	4	4	3	11
Restructuring & Realignment, Net of Tax	—	—	4	4

Adjusted Net Income before Special Tax Items	67	93	79	239

Special Tax Items	—	(1)	4	3

Adjusted Net Income	67	92	83	242

Diluted Earnings per Share	$0.34	$0.48	$0.38	$1.20
Separation Costs per Share	$0.02	$0.02	$0.02	$0.06
Restructuring & Realignment Costs per Share	$0.00	$0.00	$0.02	$0.02

Adjusted Diluted EPS before Special Tax Items	$0.36	$0.50	$0.42	$1.28
Special Tax Items per Share	$0.00	$(0.01)	$0.02	$0.01

Adjusted Diluted EPS	$0.36	$0.49	$0.44	$1.29

	Q1 2011	Q2 2011	Q3 2011	YTD 2011
Net Income	78	72	77	227
Separation Costs, Net of Tax	2	27	25	54

Adjusted Net Income before Special Tax Items	80	99	102	281

Special Tax Items	—	4	(1)	3

Adjusted Net Income	80	103	101	284

Diluted Earnings per Share	$0.42	$0.39	$0.42	$1.23
Separation Costs per Share	$0.01	$0.15	$0.13	$0.29

Adjusted Diluted EPS before Special Tax Items	$0.43	$0.54	$0.55	$1.52
Special Tax Items per Share	$0.00	$0.02	$(0.01)	$0.01

Adjusted Diluted EPS	$0.43	$0.56	$0.54	$1.53

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

	Q3		YTD
	‘12	‘11	‘12	‘11
Total Revenue
• Total Xylem	931	939	2,822	2,800
• Water Infrastructure	595	584	1,788	1,737
• Applied Water	350	368	1,078	1,108

Operating Income
• Total Xylem	111	79	339	296
• Water Infrastructure	85	87	253	245
• Applied Water	43	37	135	133

Operating Margin
• Total Xylem	11.9%	8.4%	12.0%	10.6%
• Water Infrastructure	14.3%	14.9%	14.1%	14.1%
• Applied Water	12.3%	10.0%	12.5%	12.0%

Separation Costs
• Total Xylem	4	46	15	67
• Water Infrastructure	—	8	3	10
• Applied Water	1	9	2	9

Restructuring & Realignment Costs
• Total Xylem	5	—	5	—
• Water Infrastructure	4	—	4	—
• Applied Water	—	—	—	—

Adjusted Operating Income*
• Total Xylem	120	125	359	363
• Water Infrastructure	89	95	260	255
• Applied Water	44	46	137	142

Adjusted Operating Margin*
• Total Xylem	12.9%	13.3%	12.7%	13.0%
• Water Infrastructure	15.0%	16.3%	14.5%	14.7%
• Applied Water	12.6%	12.5%	12.7%	12.8%

*	Adjusted Operating Income excludes non-recurring separation, restructuring & realignment costs

Xylem Inc. Non-GAAP Reconciliation

Normalized and Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q3 2011							Q3 2012
	As Reported	Adjustments		Adjusted	Adjustments		Normalized	As Reported	Adjustments		Adjusted
Total Revenue	939			939			939	931			931
Operating Income	79	46	a	125	(8)	c	111	111	9	a	120
Operating Margin	8.4%			13.3%			12.5%	11.9%			12.9%
Interest Expense	(1)			(1)	(13)	d	(14)	(14)			(14)
Other Non-Operating Income (Expense)	4			4			4	3			3

Income before Taxes	82	46		128	(21)		107	100	9		109

Provision for Income Taxes	(5)	(22)	b	(27)	4	e	(23)	(28)	2	b	(26)

Net Income	77	24		101	(17)		84	72	11		83

Diluted Shares	184.6						184.6	186.3			186.3
Diluted EPS	$0.42	$0.12		$0.54	$(0.09)		$0.45	$0.38	$0.06		$0.44

a	One time separation, restructuring & realignment costs
b	Tax impact of one time separation costs and special tax items
c	Incremental stand alone costs incurred in 2012
d	Incremental interest expense on long-term debt entered into in conjunction with the spin
e	Tax impact of incremental interest expense and stand alone costs incurred in 2012

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow

For The Nine Months Ended September 30, 2012 & 2011

($ Millions)

	Nine Months Ended
	2012	2011
Net Cash - Operating Activities	230	252
Capital Expenditures	(81)	(79)

Free Cash Flow, including separation costs	149	173
Cash Paid for Separation Costs (incl. Capex)	22	62

Free Cash Flow, excluding separation costs	171	235

Net Income	224	227
Separation Costs, net of tax (incl. tax friction)	11	54

Adjusted Net Income	235	281

Free Cash Flow Conversion	73%	84%

Xylem Inc. Non-GAAP Reconciliation

Guidance

($ Millions, except per share amounts)

								Illustration of Mid Point Guidance
2012 Guidance
	FY ‘11							FY ‘12
	As Reported	Adjustments		Adjusted	Adjustments		Normalized	As Projected	Adjustments		Adjusted
Total Revenue	3,803			3,803			3,803	3,800			3,800
Segment Operating Income	503	29	a	532	(10)	d	522	516	25	h,i	541
Segment Operating Margin	13.2%			14.0%			13.7%	13.6%			14.2%
Corporate Expense	108	(58)	b	50	18	e	68	68	(15)	h	53

Operating Income	395	87		482	(28)		454	448	40		488

Operating Margin	10.4%			12.7%			11.9%	11.8%			12.8%
Interest Expense	(17)			(17)	(39)	f	(56)	(54)			(54)
Other Non-Operating Income (Expense)	5			5			5	(1)			(1)

Income before Taxes	383	87		470	(67)		403	393	40		433

Provision for Income Taxes	(104)	(8)	c	(112)	16	g	(96)	(99)	(7)	j	(106)

Net Income	279	79		358	(51)		307	294	33		327

Diluted Shares	185.3						185.3	186.2			186.2
Diluted EPS	$1.50	$0.43		$1.93	$(0.27)		1.66	1.58	0.18		1.76

a	One time separation costs incurred at the segment level
b	One time separation costs incurred at the corporate level
c	Net tax impact of above items, plus the addition of 2011 special tax items
d	Incremental stand alone costs to be incurred in 2012 at the segment level ($10M)
e	Incremental stand alone costs to be incurred in 2012 at the corporate level ($18M)
f	Incremental interest expense on long-term debt to be incurred in 2012
g	Tax impact of incremental interest expense and stand alone costs to be incurred in 2012
h	Expected one time separation costs of $5M and $15M to be incurred at the segments and headquarters, respectively.
i	Restructuring & realignment costs of $20M to be incurred at the segments.
j	Tax impact of one time separation, restructuring & realignment costs expected to be incurred in 2012 and tax special items realized through Q3 2012.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

					Mid Point Guidance
	2008	2009	2010	2011	2012E
Revenue	3,291	2,849	3,202	3,803	3,800

Operating Income	315	276	388	395	448

Operating Margin	9.6%	9.7%	12.1%	10.4%	11.8%
Restructuring & Realignment	41	31	15	—	20
Separation Costs	—	—	—	87	20

Adjusted Operating Income	356	307	403	482	488

Adjusted Operating Margin	10.8%	10.8%	12.6%	12.7%	12.8%
Stand alone Costs	—	—	—	5	28

Adj. Operating Income, excl. Stand alone Costs	356	307	403	487	516

Adjusted Operating Margin, excl. Stand alone Costs	10.8%	10.8%	12.6%	12.8%	13.6%